Exhibit 99.1

SIGA Reports Financial Results for Three and Twelve
Months Ended December 31, 2023

•      Increased Product Sales to $131 Million in 2023

•      Grew Pre-tax Operating Income to $84 Million in 2023

•      Declared Today a Special Cash Dividend of $0.60 per Share

•      Corporate Update Conference Call Today at 4:30 PM ET

NEW YORK -- SIGA Technologies, Inc. (SIGA) (NASDAQ: SIGA), a commercial-stage pharmaceutical company, today reported financial results for the three and twelve months ended December 31, 2023.

“In 2023, SIGA had approximately $131 million in product revenues and approximately $84 million of pre-tax operating income,” stated Diem Nguyen, Chief Executive Officer. “These financial results represent a significant increase over the 2022 financial results; product revenues increased 51% over the corresponding 2022 amount, and pre-tax operating income year increased 96% over the corresponding 2022 amount.  The overall financial performance, and growth over prior-year financial results, highlight the strength, resilience and growth potential of SIGA’s business model and are a testament to SIGA’s long-standing leadership within the public health sector.  We look forward to continuing our strong performance and sector leadership in 2024.”

Summary Financial Results

($ in millions, except per share amounts)	Three Months Ended December 31		Year Ended December 31
	2023	2022	2023	2022
Product Sales(1)	$115.7	$5.1	$130.7	$86.7
Total revenues	$116.5	$11.4	$139.9	$110.8
Operating income (loss)(2)	$91.7	$(1.8)	$83.6	$42.7
Income (loss) before income taxes(2)	$92.9	$(1.2)	$87.8	$44.1
Net income (loss)	$72.3	$(0.8)	$68.1	$33.9
Diluted income (loss) per share	$1.01	$(.01)	$0.95	$0.46

(1)	Includes supportive services related to product sales.

(2)
Operating income (loss) excludes, and income (loss) before income taxes includes, other income and adjustments to the fair value of the Company’s outstanding warrant. Both line items exclude the impact of income taxes.

2023 Key Activity:

•
In 2023, SIGA had $131 million of product sales, including: approximately $98 million of fourth quarter product sales of oral TPOXX to the U.S. Strategic National Stockpile (“SNS”); approximately $11 million of product sales of oral TPOXX to the U.S. Department of Defense, of which approximately $6 million was recognized in the fourth quarter; and approximately $21 million of international sales, of which approximately $12 million was recognized in the fourth quarter.  In the first two months of 2024, the Company delivered an additional approximately $15 million of oral TPOXX to the SNS, substantially completing the oral TPOXX order received in July 2023, as well as delivered an additional approximately $7 million of oral TPOXX to European countries and Canada.

•
Highlighting the continuing diversification of the Company’s revenue base, the Company has received procurement orders for oral TPOXX from over 25 countries over the past two years.  As an example of the diversification trend, in October 2023, the Company reported the creation by the European Commission’s DG HERA (Health Emergency Preparedness and Response Authority) of a joint procurement framework contract under which participating countries from the European Union (EU) and the European Free Trade Association (EFTA) can efficiently order oral TPOXX.  Under this mechanism, $18 million of oral TPOXX was ordered by 13 countries in the fourth quarter, and revenues were recorded for deliveries on substantially of these orders in the fourth quarter or the first two months of 2024.

Capital Management Activity:

On March 12, 2024, SIGA’s Board of Directors declared a special cash dividend of $0.60 per share, an increase of $0.15 per share from last year’s special cash dividend.  In 2023, the Company paid a special cash dividend of $0.45 per share, as well as repurchased approximately 1.7 million shares of its common stock.

Conference Call and Webcast

SIGA will host a conference call and webcast to provide a business update today, Tuesday, March 12, 2024, at 4:30 P.M. ET.

Participants may access the call by dialing 1-888-886-7786 for domestic callers or 1-416-764-8658 for international callers. A live webcast of the call will also be available on the Company's website at www.siga.com under the 'Events & Presentations' tab in the Investor Relations section, or by clicking here. Please log in approximately 5-10 minutes prior to the scheduled start time.

A replay of the call will be available for two weeks by dialing 1-844-512-2921 for domestic callers or 1-412-317-6671 for international callers and using Conference ID: 34411756. The archived webcast will be available in the Events and Presentations section of the Company's website.

ABOUT SIGA TECHNOLOGIES, INC. and TPOXX®

SIGA Technologies, Inc. is a commercial-stage pharmaceutical company focused on the health security market. Health security comprises countermeasures for biological, chemical, radiological and nuclear attacks (biodefense market), vaccines and therapies for emerging infectious diseases, and health preparedness. Our lead product is TPOXX®, also known as tecovirimat and ST-246®, an orally administered and IV formulation antiviral drug for the treatment of human smallpox disease caused by variola virus. TPOXX is a novel small-molecule drug and the US maintains a supply of TPOXX under Project BioShield. The oral formulation of TPOXX was approved by the FDA for the treatment of smallpox in 2018, and the IV formulation was approved for the same indication in 2022. The full label is available by clicking here. Oral tecovirimat received approval from the European Medicines Agency (EMA) and the Medicines and Healthcare Products Regulatory Agency (MHRA) in the United Kingdom in 2022. The EMA and UK approvals include labeling for oral tecovirimat indicating its use for the treatment of smallpox, monkeypox, cowpox, and vaccinia complications following vaccination against smallpox. The full label is available by clicking here. In September 2018, SIGA signed a contract with the Biomedical Advanced Research and Development Authority (BARDA), part of the office of the Administration for Strategic Preparedness and Response within the U.S. Department of Health and Human Services, for additional procurement and development related to both oral and intravenous formulations of TPOXX. For more information about SIGA, please visit www.siga.com.

About Orthopoxviruses

Orthopoxvirus, belonging to the family of poxvirus that infect humans, include smallpox, mpox, cowpox and vaccinia.  Smallpox, a highly contagious and fatal disease, presents itself as a risk to global health security today given fears of its release accidentally or intentionally as a bioweapon.  Mpox virus, similar to smallpox, causes intermittent human infections, painful lesions, and possible case fatalities.  Mpox outbreaks have been observed recently in the US, Europe, and Central & West Africa.  Whether through natural occurrence or potential bioweapon warfare, orthopox threatens global health.  Anti-virals and vaccines serve as possible solutions to address these threats.

FORWARD-LOOKING STATEMENTS

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements relating to SIGA’s future business development including securing new contracts and partnerships. The words or phrases “can be,” “expects,” “may affect,” “may depend,” “believes,” “estimate,” “project” and similar words and phrases are intended to identify such forward-looking statements. Such forward-looking statements are subject to various known and unknown risks and uncertainties, and SIGA cautions you that any forward-looking information provided by or on behalf of SIGA is not a guarantee of future performance. SIGA’s actual results could differ materially from those anticipated by such forward-looking statements due to a number of factors, some of which are beyond SIGA’s control, including, but not limited to, (i) the risk that BARDA elects, in its sole discretion as permitted under the 19C BARDA Contract (the “BARDA Contract”), not to exercise all, or any, of the remaining unexercised options under those contracts, (ii) the risk that SIGA may not complete performance under the BARDA Contract on schedule or in accordance with contractual terms, (iii) the risk that the BARDA Contract, U.S. Department of Defense contracts are modified or canceled at the request or requirement of the U.S. Government, (iv) the risk that the nascent international biodefense market does not develop to a degree that allows SIGA to continue to successfully market TPOXX internationally, (v) the risk that potential products, including potential alternative uses or formulations of TPOXX that appear promising to SIGA or its collaborators, cannot be shown to be efficacious or safe in subsequent pre-clinical or clinical trials, (vi) the risk that target timing for deliveries of product to customers, and the recognition of related revenues, are delayed or adversely impacted by the actions, or inaction, of contract manufacturing organizations, or other vendors, within the supply chain, or due to coordination activities between the customer and supply chain vendors, (vii) the risk that SIGA or its collaborators will not obtain appropriate or necessary governmental approvals to market these or other potential products or uses, (viii) the risk that SIGA may not be able to secure or enforce sufficient legal rights in its products, including intellectual property protection, (ix) the risk that any challenge to SIGA’s patent and other property rights, if adversely determined, could affect SIGA’s business and, even if determined favorably, could be costly, (x) the risk that regulatory requirements applicable to SIGA’s products may result in the need for further or additional testing or documentation that will delay or prevent SIGA from seeking or obtaining needed approvals to market these products, (xi) the risk that the volatile and competitive nature of the biotechnology industry may hamper SIGA’s efforts to develop or market its products, (xii) the risk that changes in domestic or foreign economic and market conditions may affect SIGA’s ability to advance its research or may affect its products adversely, (xiii) the effect of federal, state, and foreign regulation, including drug regulation and international trade regulation, on SIGA’s businesses, (xiv) the risk of disruptions to SIGA’s supply chain for the manufacture of TPOXX®, causing delays in SIGA’s research and development activities, causing delays or the re-allocation of funding in connection with SIGA’s government contracts, or diverting the attention of government staff overseeing SIGA’s government contracts, (xv) risks associated with actions or uncertainties surrounding the debt ceiling, (xvi) the risk that the U.S. or foreign governments' responses (including inaction) to national or global economic conditions or infectious diseases, such as COVID-19, are ineffective and may adversely affect SIGA’s business, and (xvii) risks associated with responding to the current mpox outbreak, as well as the risks and uncertainties included in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2023 and SIGA's subsequent filings with the Securities and Exchange Commission. SIGA urges investors and security holders to read those documents free of charge at the SEC's website at http://www.sec.gov.  All such forward-looking statements are current only as of the date on which such statements were made. SIGA does not undertake any obligation to update publicly any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

The information contained in this press release does not necessarily reflect the position or the policy of the Government and no official endorsement should be inferred.

Contacts:

Investors	Media
Laine Yonker, Edison Group lyonker@edisongroup.com	Holly Stevens, Berry & Company hstevens@berrypr.com

SIGA TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
As of

	December 31, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$150,145,844	$98,790,622
Accounts receivable	21,130,951	45,406,960
Inventory	64,218,337	39,273,090
Prepaid expenses and other current assets	3,496,028	2,315,672
Total current assets	238,991,160	185,786,344

Property, plant and equipment, net	1,331,708	1,848,314
Deferred tax asset, net	11,048,118	6,250,385
Goodwill	898,334	898,334
Other assets	2,083,535	252,546
Total assets	$254,352,855	$195,035,923
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,456,316	$3,355,268
Accrued expenses and other current liabilities	10,181,810	6,304,061
Deferred IV TPOXX® revenue	20,788,720	10,548,720
Income tax payable	21,690,899	1,309,672
Total current liabilities	54,117,745	21,517,721
Other liabilities	3,376,203	3,358,160
Total liabilities	57,493,948	24,875,881
Commitments and contingencies
Stockholders' equity
Common stock ($.0001 par value, 600,000,000 shares authorized, 71,091,616 and 72,675,190 issued and outstanding at December 31, 2023 and December 31, 2022, respectively)	7,109	7,268
Additional paid-in capital	235,795,420	233,957,767
Accumulated deficit	(38,943,622)	(63,804,993)
Total stockholders' equity	196,858,907	170,160,042
Total liabilities and stockholders' equity	$254,352,855	$195,035,923

SIGA TECHNOLOGIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
For the Years Ended December 31

	2023	2022	2021
Revenues
Product sales and supportive services	$130,668,209	$86,661,583	$126,802,536
Research and development	9,249,011	24,114,027	6,867,918
Total revenues	139,917,220	110,775,610	133,670,454

Operating expenses
Cost of sales and supportive services	17,825,090	10,432,561	16,601,880
Selling, general and administrative	22,043,023	35,117,241	18,033,581
Research and development	16,427,942	22,525,642	9,942,194
Total operating expenses	56,296,055	68,075,444	44,577,655
Operating income	83,621,165	42,700,166	89,092,799
Gain from change in fair value of warrant liability	—	400,663	117,770
Other income, net	4,155,508	1,031,903	101,172
Income before income taxes	87,776,673	44,132,732	89,311,741
Provision for income taxes	(19,707,847)	(10,227,926)	(19,860,975)
Net and comprehensive income	$68,068,826	$33,904,806	$69,450,766
Basic earnings per share	$0.95	$0.46	$0.92
Diluted earnings per share	$0.95	$0.46	$0.91
Weighted average shares outstanding: basic	71,362,209	72,929,550	75,322,194
Weighted average shares outstanding: diluted	71,679,270	73,546,501	76,402,716